Advanced Emissions Solutions Reports Third Quarter 2016 Results
Refined Coal Distributions and Minimized Costs Yield Quarterly Net Income of $9.6 Million
HIGHLANDS RANCH, Colorado, November 8, 2016 - GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the "Company" or "ADES") today filed its Quarterly Report on Form 10-Q and reported financial results for the third quarter ended September 30, 2016, including information about its joint-venture partnerships, Tinuum Group, LLC ("Tinuum Group," formerly Clean Coal Solutions, LLC) and Tinuum Services, LLC ("Tinuum Services," formerly Clean Coal Solutions Services, LLC) (collectively "Tinuum"), of which ADES owns 42.5% and 50%, respectively.
Tinuum & Refined Coal (“RC”) Highlights

•	Tinuum distributions to ADES were $10.7 million during the third quarter of 2016, an increase of $8.2 million from the comparable period in 2015

•	Royalty earnings from Tinuum were $2.1 million

•	Tinuum invested tonnage was 13.3 million

•	RC Segment operating income was $11.9 million

•
Completed the lease of a RC facility in late August to an existing investor at a coal plant that has historically burned in excess of 3.0 million tons of coal per year and is royalty bearing, which replaced a previously announced investor cancellation

•	Future expected aggregated rent payments to Tinuum updated to $648 million through the end of 2021

ADES Consolidated Highlights

•	Recognized consolidated revenue of $15.7 million

•	Reduced general and administrative operating costs (i.e., non-cost of revenue expenses) by 56% year over year to $5.4 million

•	Achieved consolidated net income of $9.6 million

•	Increased cash balance by $5.4 million since June 30, 2016

•	Continued to validate and expand the M-Prove™ chemicals business

•	Progressed to the next stage of strategic review process for Emissions Control ("EC") business and remain on track for a final decision by the fourth quarter 2016 earnings release date

•	Continued efforts as previously discussed to market remaining RC facilities

L. Heath Sampson, President and CEO of ADES commented, “The third quarter results reflect a much improved cost structure and our focus on maximizing cash received in the form of Refined Coal distributions, with the end result being realized as $9.6 million in consolidated net income. Furthermore, we continue to execute against our cost reduction initiatives and are tracking successfully towards our goal of lowering our go forward operating cost basis to between $12 to $14 million.”

Sampson concluded, “Tinuum remains diligent in monetizing its remaining RC facilities, and despite closing only one RC deal in the third quarter, I want to reiterate that there is positive momentum in our efforts to maximize the present value of Tinuum cash flows. Further, our strategic review process for our EC business is still very much underway, and we will continue to evaluate each and every option from the perspective of the stockholders.”
Third quarter revenues and costs of revenues were $15.7 million and $13.3 million, an increase of 22% and 25%, respectively, compared with $12.9 million and $10.6 million in the third quarter of 2015. The increases in revenues were primarily due to equipment sales and were also impacted by chemical sales, which increased over 400% compared to the third quarter of 2015. Third quarter other operating expenses were $5.4 million, a decrease of 56% compared to $12.3 million in the third quarter of 2015. The decreases were primarily the result of cost containment initiatives and reduced restatement costs. Moving forward, restatement costs are not expected to be material.
Third quarter earnings from equity method investments were $10.7 million, compared to $0.0 million for the third quarter of 2015. Third quarter royalty earnings from Tinuum were $2.1 million, a decrease of 37% compared to $3.3 million in the third quarter of 2015, due to reduced RC tonnage and royalty earnings per ton. Third quarter expenses related to the RC business were $0.9 million, a decrease of 50% compared to $1.8 million in the third quarter of 2015 due to no longer incurring interest expense related to RCM6 as it was sold in the first quarter of 2016, and a decrease in 453A interest expense. RC segment operating income was $11.9 million, compared to $1.4 million in the third quarter of 2015.
Third quarter consolidated interest expense was $1.0 million, compared to $1.8 million in the third quarter of 2015.
Consolidated net income for the third quarter was $9.6 million, compared to a net loss of $8.7 million in the third quarter of 2015, primarily driven by equity income from the RC business and significantly reduced operating expenses in the EC business as well as corporate expenses.
As of September 30, 2016, the Company had cash and cash equivalents of $7.6 million, a decrease of 18% compared to $9.3 million as of December 31, 2015, due primarily to the repayment and termination of the Company’s credit agreement in its entirety, including debt principal payments of $13.3 million in the second quarter of 2016. The Company also had $8.8 million in current and long-term restricted cash as of September 30, 2016, compared to $11.7 million as of December 31, 2015.
Conference Call and Webcast Information
The Company has scheduled a conference call to begin at 9:00 a.m. Eastern Time on Wednesday, November 9, 2016. The conference call will be webcast live via the Investor section of ADES's website at www.advancedemissionssolutions.com. Interested parties may also participate in the call by dialing (877) 201-0168 (Domestic) or (647) 788-4901 (International) conference ID 86261213. A supplemental investor presentation will be available on the Company's investor relations website prior to the start of the conference call.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) is a wholly-owned subsidiary of Advanced Emissions Solutions, Inc. (“ADES”) that provides emissions control solutions for coal-fired power generation and industrial boiler industries. With more than 25 years of experience developing advanced mercury control solutions, ADA delivers proprietary environmental technologies, equipment and specialty chemicals that enable coal-fueled boilers to meet emissions regulations. These solutions enhance existing air pollution control equipment, maximizing capacity and improving operating efficiencies. Our track record includes securing more than 30 US patents for emissions control technology and systems and selling the most activated carbon injection systems for power plant mercury control in North America. For more information on ADA, and its products and services, visit www.adaes.com or the ADA Blog (http://blog.adaes.com/).

Tinuum Group, LLC is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized boilers and Pulverized Coal boilers respectively. www.tinuumgroup.com

Caution on Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the timing, availability and content of the presentation; strategic review of alternatives for our EC business and timing for a final decision; future expected aggregate rent payments to Tinuum Group and Tinuum’s ability to continue to scale its business; timing and outcome of our restructuring and cost containment efforts; materiality of future restatement costs; and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of the Company’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes and timing in laws, regulations, IRS interpretations or guidance, accounting rules and any pending court decisions, legal challenges to or repeal of them; changes in prices, economic conditions and market demand; the ability of the RC facilities to produce coal that qualifies for tax credits; the timing, terms and changes in contracts for RC facilities, or failure to lease or sell RC facilities; impact of competition; availability, cost of and demand for alternative tax credit vehicles and other technologies; technical, start-up and operational difficulties; availability of raw materials; loss of key personnel; reductions in operating costs may be less than expected; the value of our products, technologies and intellectual property to customers and strategic investors; intellectual property infringement claims from third parties; the outcome of pending litigation; seasonality and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s SEC filings for additional risks and uncertainties that may apply to our business and the ownership of ADES securities. The Company’s forward-looking statements are presented as of the date made, and the Company disclaims any duty to update such statements unless required by law to do so.

Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group
Nick Hughes or Chris Hodges
312-445-2870
ADES@alpha-ir.com

TABLE 1
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
(in thousands, except share data)	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$7,603	$9,265
Receivables, net	12,008	8,361
Receivables, related parties, net	1,376	1,918
Restricted cash	4,019	728
Costs in excess of billings on uncompleted contracts	1,050	2,137
Prepaid expenses and other assets	1,548	2,306
Total current assets	27,604	24,715
Restricted cash, long-term	4,750	10,980
Property and equipment, net of accumulated depreciation of $2,577 and $4,557, respectively	1,062	2,040
Investment securities, restricted, long-term	—	336
Cost method investment	2,776	2,776
Equity method investments	3,091	17,232
Other assets	1,260	2,696
Total Assets	$40,543	$60,775
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,337	$6,174
Accrued payroll and related liabilities	2,763	5,800
Current portion of notes payable, related parties	—	1,837
Billings in excess of costs on uncompleted contracts	4,726	9,708
Short-term borrowings, net of discount and deferred loan costs, related party	—	12,676
Legal settlements and accruals	12,448	6,502
Other current liabilities	6,703	7,395
Total current liabilities	28,977	50,092
Long-term portion of notes payable, related party	—	13,512
Legal settlements and accruals, long-term	9,305	13,797
Other long-term liabilities	2,552	8,352
Total Liabilities	40,834	85,753
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Preferred stock: par value of $.001 and no par value per share, respectively, 50,000,000 shares authorized, none outstanding	—	—
Common stock: par value of $.001 per share, 100,000,000 shares authorized, 22,271,525 and 21,943,872 shares issued, and 22,001,585 and 21,809,164 shares outstanding at September 30, 2016 and December 31, 2015, respectively	22	22
Additional paid-in capital	118,868	116,029
Accumulated deficit	(119,181)	(141,029)
Total stockholders’ deficit	(291)	(24,978)
Total Liabilities and Stockholders’ Deficit	$40,543	$60,775

TABLE 2
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data and percentages)	2016	2015	2016	2015
Revenues:
Equipment sales	$14,869	$12,088	$44,788	$47,439
Chemicals	670	132	1,717	749
Consulting services and other	171	665	492	1,349
Total revenues	15,710	12,885	46,997	49,537
Operating expenses:
Equipment sales cost of revenue, exclusive of depreciation and amortization	12,704	9,914	35,175	38,662
Chemicals cost of revenue, exclusive of depreciation and amortization	469	105	865	383
Consulting services cost of revenue, exclusive of depreciation and amortization	86	591	299	1,282
Payroll and benefits	2,809	4,445	10,567	19,102
Rent and occupancy	508	596	1,534	1,828
Legal and professional fees	1,615	3,424	6,581	11,545
General and administrative	818	1,249	2,920	4,635
Research and development, net	(524)	2,022	(667)	5,133
Depreciation and amortization	138	528	593	1,632
Total operating expenses	18,623	22,874	57,867	84,202
Operating loss	(2,913)	(9,989)	(10,870)	(34,665)
Other income (expense):
Earnings (loss) from equity method investments	10,735	(41)	30,066	5,133
Royalties, related party	2,064	3,273	3,922	7,767
Interest income	149	2	267	20
Interest expense	(969)	(1,778)	(4,496)	(5,347)
Gain on sale of equity method investment	—	—	2,078	—
Gain on settlement of note payable and licensed technology	—	—	869	—
Other	1,129	(77)	746	10
Total other income	13,108	1,379	33,452	7,583
Income (loss) before income tax expense	10,195	(8,610)	22,582	(27,082)
Income tax expense	583	44	734	151
Net income (loss)	$9,612	$(8,654)	$21,848	$(27,233)
Earnings (loss) per common share (Note 1):
Basic	$0.44	$(0.40)	$0.99	$(1.24)
Diluted	$0.43	$(0.40)	$0.97	$(1.24)
Weighted-average number of common shares outstanding:
Basic	21,740	21,687	21,926	21,757
Diluted	22,098	21,687	22,209	21,757

TABLE 3
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2016	2015
Cash flows from operating activities
Net income (loss)	$21,848	$(27,233)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	593	1,632
Amortization of debt issuance costs	1,152	75
Impairment of property, equipment, inventory and intangibles	517	2,515
Interest costs added to principal balance of notes payable	—	946
Share-based compensation expense	2,238	6,096
Earnings from equity method investments	(30,066)	(5,133)
Gain on sale of equity method investment	(2,078)	—
Gain on settlement of note payable, licensed technology, and sales-type lease	(1,910)	—
Other non-cash items, net	61	770
Changes in operating assets and liabilities, net of effects of acquired businesses:
Receivables	(3,677)	7,579
Related party receivables	541	(752)
Prepaid expenses and other assets	831	(1,134)
Costs incurred on uncompleted contracts	28,575	4,719
Restricted cash	3,488	1,690
Other long-term assets	961	144
Accounts payable	(3,837)	1,414
Accrued payroll and related liabilities	(2,245)	1,161
Other current liabilities	(2,094)	1,624
Billings on uncompleted contracts	(32,469)	(7,256)
Advance deposit, related party	(1,306)	(2,586)
Other long-term liabilities	(1,661)	98
Legal settlements and accruals	1,454	(2,528)
Distributions from equity method investees, return on investment	6,850	2,519
Net cash used in operating activities	(12,234)	(13,640)

	Nine Months Ended September 30,
(in thousands)	2016	2015
Cash flows from investing activities
Maturity of investment securities, restricted	336	—
Increase in restricted cash	(550)	(2,100)
Acquisition of property and equipment, net	(147)	(437)
Advance on note receivable	—	(500)
Acquisition of business	—	(2,124)
Purchase of and contributions to equity method investees	(223)	(1,083)
Proceeds from sale of equity method investment	1,773	—
Distributions from equity method investees in excess of cumulative earnings	24,650	4,730
Net cash provided by (used in) investing activities	25,839	(1,514)
Cash flows from financing activities
Repayments on short-term borrowings, related party	(13,250)	—
Repayments on notes payable, related party	(1,246)	(1,166)
Short-term borrowing loan costs	(579)	—
Repurchase of shares to satisfy tax withholdings	(192)	(276)
Net cash used in financing activities	(15,267)	(1,442)
Decrease in Cash and Cash Equivalents	(1,662)	(16,596)
Cash and Cash Equivalents, beginning of period	9,265	25,181
Cash and Cash Equivalents, end of period	$7,603	$8,585
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,899	$5,335
Cash paid for income taxes	$46	$186
Supplemental disclosure of non-cash investing and financing activities:
Stock award reclassification (liability to equity)	$899	$—
Settlement of RCM6 note payable	$13,234	$—
Non-cash reduction of equity method investment	$11,156	$—